                                                                   EXHIBIT 10.87

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                ------------------------------------------------


          This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into on August 14, 1998, by Countrywide Home Loans, Inc., a New York corporation, having an address at 4500 Park Granada Boulevard, Calabasas, California 91302 (the "Seller"), Associates Home Equity Services, Inc., having an address at 250 Carpenter Freeway, Building 6 Decker, Irving, Texas 75062 (the "Purchaser") and Pan American Bank, FSB, having an address at 625 The City Drive, Orange, California 92868 (the "Company").

     In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Assignment and Assumption.  Except as expressly provided for
               -------------------------
herein, the Seller hereby grants, transfers and assigns to the Purchaser (a) all of its right, title and interest as "Purchaser" in, to and under that certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of August 14, 1998, and duly executed by the Company and the Seller (attached hereto as Exhibit A, the "Purchase Agreement"), with respect to the Mortgage Loans (as
---------
defined herein), (b) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit B hereto (the "Mortgage Loans"), and (c)
                             ---------
all servicing rights relating to the Mortgage Loans. Except for the provisions pertaining to the payment of the purchase price, the Purchaser hereby assumes all of the Seller's obligations as "Purchaser" under the Purchase Agreement with respect to the Mortgage Loans from and after the date hereof, and the Seller shall be relieved and released by the Company of all of its obligations under the Purchase Agreement from and after the date hereof, with respect to the Mortgage Loans. Except as is otherwise expressly provided herein, the Seller makes no representations, warranties or covenants to the Purchaser and the Purchaser acknowledges that the Seller has no obligations to the Purchaser under the terms of the Purchase Agreement or otherwise relating to the transaction contemplated herein (including but not limited to any obligation to repurchase any of the Mortgage Loans or to indemnify the Purchaser).

          2.   Consideration.  In consideration for the transfers and
               -------------
assignments set forth in paragraph 1 of this Agreement, the Purchaser agrees to pay to the Seller the amounts referenced in that certain Funding Schedule dated as of August 14, 1998 (the "Funding Schedule") and duly executed by the Seller and the Purchaser (the "Purchase Price"). The purchaser agrees to wire the agreed upon Purchase Price to the Seller to the account designated below:

               Bank of New York
               ABA - 021000018
               Countrywide Home Loans
               ACCT - 8900038632
               REF - Stuart Levitt

          3.   Recognition of the Purchaser by the Company.  From and after the
               -------------------------------------------
date hereof, the Company shall recognize the Purchaser as the owner of the Mortgage Loans and the "Purchaser" under the Purchase Agreement with respect to such Mortgage Loans.

          4.   Servicing of the Mortgage Loans.  From and after the date hereof,
               -------------------------------
the Company shall interim service the Mortgage Loans for the Purchaser in accordance with the terms and conditions of the Purchase Agreement, as if the Purchaser and Company had entered into the Purchase Agreement. The address of the Purchaser set forth in Section 6.1 of the Purchase Agreement shall be changed to read as follows:

               Associates Home Equity Services, Inc.
               250 Carpenter Freeway
               Building 6 Decker
               Irving, Texas 75062
               Attn: Ms. Marilyn Mocilnikar

          5.   Status of Purchase Agreement.  The Company and the Seller
               ----------------------------
represent and warrant that with respect to each of the Mortgage Loans (a) the Purchase Agreement is in full force and effect as of the date hereof, (b) the Purchase Agreement has not been amended or modified in any respect, and (c) there has been no waiver or any agreement to waive any provision, nor has any notice of termination been given, under the Purchase Agreement.

          6.   No Claims.  The Company represents and warrants that it has no
               ---------
offsets, counterclaims or other defenses available to it with respect to the Purchase Agreement.

          7.   Covenants, Representations and Warranties of the Seller.  The
               -------------------------------------------------------
Seller represents and warrants to, and covenants with, the Purchaser that:

               a. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

               b. The Seller has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Seller of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Agreement has been fully executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms;

               c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of this Agreement, or the consummation by it of the transaction contemplated hereby;

               d. There is no action, suit, proceeding, investigation or
                  litigation pending or, to the Seller's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Seller, would adversely affect the sale of the Mortgage Loans to the Purchaser, the execution, delivery or enforceability of this Agreement, or the Seller's ability to perform its obligations under this Agreement; and

               e. Immediately prior to payment of the purchase price for the
                  Mortgage Loans, the Seller is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

          8.   Covenants, Representations and Warranties of Purchaser.  The
               ------------------------------------------------------
Purchaser represents and warrants to, and covenants with, the Seller and the Company that except for the provisions pertaining to the payment of the purchase price thereunder, the Purchaser agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Purchase Agreement, and from and after the date hereof, the Purchaser assumes for the benefit of the Seller and the Company all of the Seller's obligations as "Purchaser" thereunder.

          9.   Governing Law.  This Agreement shall be construed in accordance
               -------------
with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California, except to the extent preempted by federal law.

          10.  Confidentiality.  The Seller and the Purchaser hereby acknowledge
               ---------------
and agree that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party's consent except to the extent that it is appropriate for the Seller or the Purchaser to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

          11.  Conflict with Purchase Agreement.  To the extent there is any
               --------------------------------
conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

          12.  Capitalized Terms.  All capitalized terms used herein and not
               -----------------
otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

          13.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

          14.  Additional Mortgage Loans.  The parties acknowledge that the
               -------------------------
Mortgage Loans being transferred and assigned by the Seller to the Purchaser pursuant to this Agreement are not all of the mortgage loans which were purchased by the Seller from the Company under the Purchase Agreement. The remaining mortgage loans are identified in Exhibit C hereto (the "Additional
                                           ---------
Mortgage Loans"). The Seller and the Purchaser shall consummate the purchase and sale of the Additional Mortgage Loans on or before August 19, 1998; provided, however, the Mortgage Loans in Exhibit C are not thirty (30) or more
                                         ---------
days contractually delinquent and such sale and purchase will be pursuant to all of the terms and conditions set forth in the Purchase Agreement and this Agreement provided, further, however, that the purchase price relating to such additional Mortgage Loans shall be as set forth in a separate funding agreement to be executed by the parties on the date hereof.

                            [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    COUNTRYWIDE HOME LOANS, INC.,
                                    the Seller


                                         /s/  Michael W. Schloessmann
                                    By _________________________________
                                       Michael W. Schloessmann
                                       Vice President

                                    ASSOCIATES HOME EQUITY SERVICES,
                                    INC.,
                                    the Purchaser


                                         /s/  [Signature Illegible]
                                    By ________________________________
                                       Name:
                                       Title:

                                    PAN AMERICAN BANK, FSB
                                    the Company

                                         /s/  Blair F. Kenny
                                    By _________________________________
                                       Name:  Blair F. Kenny
                                       Title:  Senior Vice President

                                   EXHIBIT A

                                 MORTGAGE LOAN
                         PURCHASE AND INTERIM SERVICING
                                   AGREEMENT

                                   (attached)

             MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT
             ------------------------------------------------------


          This Mortgage Loan Purchase and Interim Servicing Agreement is dated and effective as of August 14, 1998 (the "Agreement"), between Pan American Bank, FSB, having an address at 625 The City Drive, Orange, California 92868 (the "Seller"), and Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 (the "Purchaser").


                                R E C I T A L S
                                - - - - - - - -

          The Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase from the Seller, those certain mortgage loans identified on Exhibit A hereto, including all servicing rights relating thereto
              ---------
(the "Mortgage Loans") upon such terms as are set forth below.

          In consideration of the promises and the mutual agreements and undertakings set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          ACCRUED INTEREST:  Accrued interest owing to the Seller on the Stated
          ----------------
Principal Balance of each Mortgage Loan at a rate equal to the Mortgage Interest Rate of each such Mortgage Loan, from the date through which interest has last been paid (as of Cut-off Date) through the day prior to the Closing Date, inclusive; provided, however, with respect to those Mortgage Loans for which interest has been paid through a date beyond the Cut-off Date, such accrued interest owing to Seller shall be reduced by the amount of interest accruing on the Stated Principal Balance of each such Mortgage Loan at a rate equal to the Mortgage Interest Rate of such Mortgage Loan, from the Closing Date to the day prior to the interest paid through date for such Mortgage Loan, inclusive.

          AGENCIES:  Both FNMA or FHLMC.
          --------

          AGREEMENT:  This Mortgage Loan Purchase and Interim Servicing
          ---------
Agreement, including all exhibits and supplements hereto, and all amendments hereof.

          APPRAISED VALUE:  With respect to any Mortgage Loan, the value of the
          ---------------
related Mortgaged Property based upon the lesser of (i) the appraisal made for the originator at the time of origination of the Mortgage Loan or (ii) the purchase price of the Mortgaged Property at the time of origination of the Mortgage Loan, provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan and in the case of a Mortgage Loan originated under the streamlined documentation program, such value shall be based on an appraisal obtained at the time the original loan was originated.

          ASSIGNMENT OF MORTGAGE:  An assignment of the Mortgage, notice of
          ----------------------
transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

          BUSINESS DAY:  Any day other than (i) a Saturday or Sunday, or (ii) a
          ------------
day on which banking and savings and loan institutions in the State of California, are authorized or obligated by law or executive order to be closed.

          CLOSING DATE:  August 14, 1998, or such other date as may be mutually
          ------------
agreed upon by the Seller and the Purchaser.

          CUT-OFF DATE:  August 7, 1998.
          ------------

          DUE DATE:  The day of the month on which a Monthly Payment is due on a
          --------
Mortgage Loan, exclusive of any days of grace.

          ESCROW ACCOUNT:  An account or accounts maintained by the Seller, or
          --------------
the Seller's predecessor in interest, maintained for the deposit of Escrow Payments received in respect of one or more Mortgage Loans.

          ESCROW PAYMENTS:  The amounts held in Escrow Accounts which include
          ---------------
amounts being held for payment of taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor pursuant to any Mortgage Loan.

          FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor
          -----
thereto.

          FNMA:  The Federal National Mortgage Association or any successor
          ----
thereto.

          GROSS MARGIN:  The fixed percentage amount set forth in the related
          ------------
Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Mortgage Loan.

          HMDA:  The Home Mortgage Disclosure Act, as amended.
          ----

          HUD:  The Department of Housing and Urban Development or any successor
          ---
thereto.

          INDEX:  On each Interest Adjustment Date, the Index shall mean the
          -----
rate per annum equal to the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published in the Wall Street Journal as of the first Business Day of the month immediately preceding the month in which such Interest Adjustment Date occurs.

          INTEREST ADJUSTMENT DATE:  With respect to each Mortgage Loan, the
          ------------------------
date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

          INTERIM SERVICING PERIOD:  The period commencing with the Closing Date
          ------------------------
and ending with the Servicing Transfer Date.

          LIFETIME MORTGAGE INTEREST RATE CAP:  The absolute maximum Mortgage
          -----------------------------------
Interest Rate payable for a Mortgage Loan, above which the Mortgage Interest Rate shall not be adjusted, as provided in the Mortgage Loan Schedule.

          LOAN-TO-VALUE RATIO OR LTV:  With respect to any Mortgage Loan, the
          --------------------------
ratio of the original outstanding principal amount to the Appraised Value of the Mortgage Loan.

          MONTHLY PAYMENT:  The scheduled monthly payment of principal and
          ---------------
interest on a Mortgage Loan.


          MORTGAGE:  The mortgage, deed of trust or other such instrument
          --------
securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or a first lien, upon a leasehold estate of Mortgagor, as the case may be.

          MORTGAGE FILE:  The file containing the Mortgage Loan Documents, all
          -------------
other documents in connection with the origination of a particular Mortgage Loan and all documents, files and other information reasonably necessary to service the Mortgage Loans, including, but not limited to, good faith estimate, HUD 1 Settlement Statement, Truth in Lending Disclosure Statement, and Truth in Lending Notice of Right to Cancel (if required by law).

          MORTGAGE INTEREST RATE:  The annual rate at which interest accrues on
          ----------------------
any Mortgage Loan, exclusive of any primary mortgage insurance, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, if applicable.

          MORTGAGE LOAN:  A mortgage loan identified in the Mortgage Loan
          -------------
Schedule which is sold pursuant to this Agreement, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          MORTGAGE LOAN DOCUMENTS:  The following documents pertaining to any
          -----------------------
Mortgage Loan:

          (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________ " and signed in the name of the Seller by an authorized officer;

          (b) The original Assignment of Mortgage for each Mortgage Loan in blank;

          (c) The original Mortgage with evidence of recording thereon;

          (d) The originals of all intervening assignments of mortgage with evidence of recording thereon; and

          (e) The original mortgagee title insurance policy.

          MORTGAGE LOAN SCHEDULE:  The schedule of Mortgage Loans set forth on
          ----------------------
Exhibit A hereto.
---------

          MORTGAGE NOTE:  The note or other evidence of the indebtedness of a
          -------------
Mortgagor secured by a Mortgage.

          MORTGAGED PROPERTY:  The real property securing repayment of the debt
          ------------------
evidenced by a Mortgage Note.

          MORTGAGOR:  The obligor on a Mortgage Note.
          ---------

          NET ESCROW PAYMENTS:  Escrow Payment balances remaining after advances
          -------------------
by the Seller for taxes and insurance to the extent documented under a detailed statement provided to the Purchaser.

          PERIODIC MORTGAGE INTEREST RATE CAP:  The provision of a Mortgage Note
          -----------------------------------
which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Adjustment Date above the Mortgage Interest Rate previously in effect, equal to the rate set forth in the Mortgage Loan Schedule, if applicable.

          PRIMARY MORTGAGE INSURANCE POLICY:  A policy of primary mortgage
          ---------------------------------
guaranty insurance issued by a Qualified Insurer, providing coverage at least equal to the level of coverage required by the Agencies at the time the related Mortgage Loan was originated if such Mortgage Loan was to be eligible for sale to, and securitization by, either FNMA or FHLMC.

          PRINCIPAL PREPAYMENT:  Any payment or other recovery of principal on a
          --------------------
Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          PURCHASE PRICE:  The purchase price to be paid by the Purchaser for
          --------------
the Mortgage Loans (including the Servicing Rights relating thereto) which shall equal the product of (a) the Purchase Price Percentage, times (b) the Stated Principal Balance of the Mortgage Loans.

          PURCHASE PRICE PERCENTAGE:  The purchase price percentage set forth in
          -------------------------
the a separate funding schedule.

          PURCHASE PROCEEDS:  The aggregate of the Purchase Price and the
          -----------------
Accrued Interest.

          PURCHASER:  Any entity which purchases the Mortgage Loans pursuant to
          ---------
this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Unless the context requires otherwise, all references to "Purchaser" in this Agreement shall be deemed to include such Purchaser's successors in interest, assignees or designees.

          QUALIFIED INSURER:  An insurance company duly qualified as such under
          -----------------
the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by the Agencies and whose claims paying ability is rated in the two highest rating categories by the Standard & Poor's Ratings Group or Moody's Investors Service with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

          REPURCHASE PRICE:  With respect to any Mortgage Loan, a price equal to
          ----------------
the sum of (a) the product of (i) the unpaid principal balance of the Mortgage Loan at the time of repurchase, and (ii) the greater of par or the Purchase Price Percentage, and (b) interest on such unpaid principal balance at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase.

          SEGMENT(S):  One or more segments of Mortgage Loans (each, a
          ----------
"Segment") comprising the Segment A Mortgage Loans, and the Segment B Mortgage Loans, whether individually or in the aggregate, as applicable. Each such Segment and the Mortgage Loans relating thereto are identified on Exhibit A and
                                                                  ---------
may hereafter be referred to as Segments A and B, respectively.

          SEGMENT A MORTGAGE LOANS:  The Mortgage Loans identified under Segment
          ------------------------
A of the Mortgage Loan Schedule.

          SEGMENT B MORTGAGE LOANS:  The Mortgage Loans identified under Segment
          ------------------------
B of the Mortgage Loan Schedule.

          SERVICING RIGHTS:  With respect to each Mortgage Loan, any and all of
          ----------------
the following: (a) all rights to service the Mortgage Loans; (b) any payments or monies payable or received for servicing the Mortgage Loans; (c) any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such Servicing Rights and all rights of the Seller thereunder, including, but not limited to, any clean-up calls and termination options; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payments related to any of the property described in this paragraph; (g) possession and use of any and all Mortgage Files pertaining to the Mortgage Loans or pertaining to the past, present, or prospective servicing of the Mortgage Loans; and (h) all rights, powers and, privileges incident to any of the foregoing.

          SERVICING TRANSFER DATE:  September 21, 1998, or such other date the
          -----------------------
Purchaser may select upon reasonable notice to the Seller.

          STATED PRINCIPAL BALANCE:  The unpaid principal balance of the
          ------------------------
Mortgage Loans at the Cut-off Date.


                                   ARTICLE II

                           SALE OF THE MORTGAGE LOANS
                           --------------------------

          SECTION 2.1  AGREEMENT OF SALE.  The Seller does hereby agree to sell,
                       -----------------
convey, transfer and assign to the Purchaser on the Closing Date all right, title and interest in and to the Mortgage Loans, the Servicing Rights, the Mortgage Loan Documents, the Mortgage Files and the Escrow Accounts relating to the Mortgage Loans, all in accordance with the terms and conditions set forth herein.

          SECTION 2.2  PAYMENT OF THE PURCHASE PROCEEDS.  No later than 1:00
                       --------------------------------
p.m. (Pacific time) on the Closing Date, the Purchaser shall pay to the Seller the Purchase Proceeds, by wire transfer in immediately available funds to the account designated by the Seller. Upon completion of the wire transfer to the Seller's designated account, the Purchaser shall own the Mortgage Loans and the Servicing Rights, free and clear of any lien or encumbrance whatsoever.

          SECTION 2.3  ENTITLEMENT TO PAYMENT ON THE MORTGAGE LOANS. The
                       --------------------------------------------
Purchaser shall be entitled to all collections and recoveries of principal and interest received or applied to any Mortgagor's account after the Cut-off rate. All payments and remittances on the Mortgage Loans received by the Seller after the Closing Date and payable to the Purchaser shall be paid promptly to the Purchaser in accordance to the terms set forth in Article IV or Article V, as applicable.

          SECTION 2.4    EXAMINATION OF MORTGAGE LOAN DOCUMENTS BY THE
                         ---------------------------------------------
PURCHASER. Prior to the Closing Date, the Purchaser shall have the right to review the Mortgage File and, based on its review, decline to purchase any Mortgage Loan which the Purchaser, in its sole discretion, determines not to be in compliance with each of the representations and warranties contemplated hereby or which is otherwise unsatisfactory to the Purchaser in its reasonable discretion. The Seller agrees to deliver or make available to the Purchaser a complete Mortgage File for each Mortgage Loan on or before such date as may be reasonably requested by the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's right to demand repurchase or to avail itself of any other remedy available hereunder. Notwithstanding anything contained herein to the contrary, should there be a material adverse change in the characteristics of the Mortgage Loans remaining after the exclusion or rejection of one or more Mortgage Loans by the Purchaser as contemplated above, the Purchaser may, in its sole discretion, elect not to purchase the remaining Mortgage Loans and the Purchaser shall have no liability therefor.

          SECTION 2.5  DELIVERY OF MORTGAGE LOAN DOCUMENTS.  At least two (2)
                       -----------------------------------
Business Days prior to the Closing Date, the Seller shall deliver the Mortgage Loan Documents with respect to each Mortgage Loan to the Purchaser or a bonded third party custodian (the "Custodian") and, in the case of the latter, shall cause the Custodian to deliver to the Purchaser a custodian's certification pursuant to which the Custodian certifies to the Purchaser that (i) with respect to each Mortgage Loan, it has in its possession originals of each of the Mortgage Loan Documents, (ii) all of the Mortgage Loan Documents appear on their face to be genuine originals or copies, as applicable, and (iii) upon the Purchaser's wiring of the Purchase Proceeds to the Seller, that the Custodian shall hold the Mortgage Loan Documents with respect to each Mortgage Loan in trust for the Purchaser and will, subsequent thereto, act only in a manner consistent with the Purchaser's instructions with respect thereto. In the event that any of the Mortgage Loan Documents set forth in clauses (c) through (e) of the definition of Mortgage Loan Documents in Article I have not been delivered to the Purchaser in the time specified above (the "Missing Documents") either
                                                   -----------------
because such Missing Documents have not been returned by the applicable public recording office with respect to items (c) and (d), or because the final original title policy has not yet been issued by the title company with respect to item (e), then the Seller shall deliver to the Purchaser certified true and correct copies of the same and shall further deliver the originals of any such Missing Documents promptly upon its receipt thereof, but in no event later than one hundred and twenty (120) days from the Closing Date. If the Seller fails to deliver any of the Missing Documents relating to a Mortgage Loan within the time specified above, the Seller shall, upon written request from the Purchaser, repurchase such Mortgage Loan in accordance with Section 3.3.
                                                 -----------

          SECTION 2.6  CONDITIONS TO CLOSING.  The Purchaser's obligations
                       ---------------------
hereunder are subject to the fulfillment of the following conditions precedent. In the event that any of the conditions set forth below are not satisfied in all material respects, the Purchaser shall not have any obligation to purchase any of the Mortgage Loans or to pay the Purchase Proceeds as contemplated hereunder and shall instead be entitled, in its sole discretion, to terminate this Agreement in its entirety.

          (a) Each of the representations and warranties made by the Seller hereunder shall be true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

          (b) The Seller shall have delivered to the Purchaser all of the Mortgage Loan Documents in accordance with Section 2.5 and a
                                                         -----------
              complete Mortgage File with respect to each Mortgage Loan.

          (c) Each of the terms and conditions set forth herein which are required to be satisfied on or before the Closing Date shall have been satisfied unless waived by the prejudiced party(ies).

          (d) The Seller shall have delivered to the Purchaser on or before the Closing Date the following documents:

               (1) a fully executed Agreement;

               (2) the Mortgage Loan Schedule, which shall include, without limitation, the Stated Principal Balance of each Mortgage
                   Loan;

               (3) an executed Funding Schedule, in the form of Exhibit B
                                                                ---------
                   hereto;

               (4) an Officer's Certificate, in the form of Exhibit C hereto;
                                                            ---------
                   and

               (5) such other documents related to the purchase and sale of the
                   Mortgage Loans and the Servicing Rights as the Purchaser may reasonably request.

          SECTION 2.7  RECORD TITLE.  Record title to each Mortgage and the
                       ------------
related Mortgage Note shall be transferred by the Seller to the Purchaser. The Seller shall, at the option of the Purchaser, either (i) prepare and cause to be recorded the Assignment of Mortgage for each Mortgage Loan and shall, promptly upon its receipt of each original recorded Assignment of Mortgage from the applicable recording office, deliver the same to the Purchaser, or (ii) prepare and deliver to the Purchaser an original Assignment of Mortgage in blank, in each case, within the time and in the manner specified in Section 2.5.
                                                          -----------
The Seller shall bear the cost and expense related to (i) providing all Assignments of Mortgages and endorsements of Mortgage Notes for any transfer of record title required hereunder with respect to the obligations of the Mortgage Notes and the underlying security interest related to each Mortgage Loan and
(ii) recording title of the Mortgage Loans including, but not limited to, recording fees and fees for title policy endorsements.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          SECTION 3.1    REPRESENTATIONS AND WARRANTIES RESPECTING THE SELLER.
                         ----------------------------------------------------
The Seller represents, warrants and covenants to the Purchaser that, as of the Closing Date:

          (a) The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Note and the sale of the Mortgage Loans and Servicing Rights as contemplated by this Agreement;

          (b) The Seller has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement. As of the Closing Date, the Seller has the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan and the Servicing Rights;

          (c) Neither the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans or the Servicing Rights to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's certificate of incorporation or bylaws or result in a material breach of any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

          (d) The Seller is an approved seller/servicer for the Agencies, in good standing with each such agency, and is a mortgagee approved by the Secretary of HUD. No event has occurred, including but not limited to, a change in insurance coverage, which would make the Seller unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to the Agencies or HUD;

          (e) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (f) There is no action, suit, proceeding, investigation or litigation pending or, to the best of the Seller's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Seller, would adversely affect the sale of the Mortgage Loans or the Servicing Rights to the Purchaser, or the Seller's ability to perform its obligations under this Agreement;

          (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the terms of the Mortgage Loans, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans and the Servicing Rights to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the Closing Date; and

          (h) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes, the Mortgages and/or the Servicing Rights by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect and applicable to this transaction.

          SECTION 3.2    REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL
                         ---------------------------------------------------
MORTGAGE LOANS.  With respect to each Mortgage Loan, the Seller represents and
--------------
warrants to the Purchaser that as of the Closing Date:

          (a) The information set forth in the Mortgage Loan Schedule and in each Mortgage File is complete, true and correct;

          (b) All payments required under the terms of the Mortgage Note to be made on or prior to the Closing Date have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under the Mortgage Loan; and there has been no delinquency of thirty (30) days or more in any payment by the Mortgagor thereunder during the last twelve (12) months. No Mortgage Loan is subject to any pending foreclosure, bankruptcy, insolvency, or reorganization proceeding. Nothing contained in this Section 3.2(b) shall in any way limit any other rights of the
                   --------------
              Purchaser as provided hereunder;

          (c) There are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments currently due and owing in future installments, or other outstanding charges affecting the related Mortgaged Property;

          (d) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Purchaser, and which have been delivered to the Purchaser, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule, if executed prior to the Closing Date;

          (e) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (f) All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to the Agencies against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy conforms to the requirements of the Agencies. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense and, on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to obtain reimbursement therefor from the Mortgagor. Each Mortgage Loan has in place a fully-paid life of loan flood certification from a FNMA or FHLMC-approved vendor, assigned in care of the Purchaser, which provides for notification to the Purchaser of changes in designated flood areas which would affect such Mortgage Loan;

          (g) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

          (h) The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

          (i) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value (as defined in clause (i) of such definition) of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. The Seller has full right to sell and assign the Mortgage to the Purchaser;

          (j) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

          (k) All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

          (l) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (m) The Seller is the sole owner and holder of the Mortgage Loan and the related Servicing Rights and is the custodian of the related Escrow Account, if applicable. The Mortgage Loan has neither been assigned nor pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan and the related Servicing Rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan and the related Servicing Rights to the Purchaser pursuant to the terms of this Agreement;

          (n) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (b) (i) organized under the laws of such state, or
              (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank, or (iv) not deemed to be doing business in such state under applicable law;

          (o) The Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to the Agencies, issued by a title insurer acceptable to the Agencies and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (i)(a) and (b) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note and/or Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (p) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has nor waived any default, breach, violation or event of acceleration;

          (q) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage;

          (r) All improvements which were considered in determining the Appraised Value (as defined in clause (i) of said definition) of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (s) The Mortgage Loan was originated by the Seller or by a FNMA-approved or FHLMC-approved mortgage banker (which mortgage banker is a mortgagee approved by HUD), or savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by another mortgagee approved by the Secretary of HUD;

          (t) The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or FNMA/FHLMC standard, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the Escrow Accounts and Escrow Payments, if any, all such payments are in the possession or under the control of the Seller and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

          (u) The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

          (v) The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

          (w) The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage;

          (x) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of the Agencies for appraisers, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage

                Loan; the appraisal is in a form acceptable to the Agencies, with such riders as are acceptable to the Agencies;

          (y) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (z) No Mortgage Loan contains a permanent or temporary "buydown" provision;

          (aa) The Mortgagor has executed one or more statements to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan. The Seller shall maintain all such statements in the Mortgage File;

          (bb) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

          (cc)  [Intentionally left blank];

          (dd) To the best of Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

          (ee)  [Intentionally left blank];

          (ff) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (gg) Any future advances made to the Mortgagor prior to the Closing Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the Agencies. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (hh) If the Mortgaged Property is a condominium unit or a planned unit development, such condominium or planned unit development project meets the eligibility requirements of the Agencies;

          (ii) The Mortgage Note and Mortgage are on forms acceptable to either of the Agencies;

          (jj) The Mortgaged Property is located in the state indicated on the Mortgage Loan Schedule, and consist of a single parcel of real property with a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling or an individual unit in a planned unit development as defined by FNMA, none of which is a mobile home or manufactured dwelling;

          (kk) There are no circumstances or conditions with respect to the Mortgage, the Mortgage Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

          (ll) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

          (mm) The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans of similar characteristics originated by the Seller generally;

          (nn) Each Mortgage Loan is covered by a valid and transferable tax service contract with First American, or such other vendor as may be reasonably acceptable to the Purchaser;

          (oo) Each Mortgage Loan is an adjustable rate mortgage loan requiring monthly payments sufficient to amortize the original principal balance over the original term set forth in the Mortgage Loan Schedule. No Mortgage Loan has negatively amortized nor shall any Mortgage Loan have any negative amortization after the Closing Date. The Mortgage Interest Rate adjusts semi-annually in accordance with the related Mortgage Note, provided, however, with respect to Segment B, the Mortgage Interest Rate shall be fixed for an initial period of two (2) years. On each Interest Adjustment Date, the Mortgage Interest Rate shall be adjusted to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Periodic Mortgage Interest Rate Cap and the Lifetime Mortgage Interest Rate Cap as set forth in the respective Mortgage Note and the Mortgage Loan Schedule. None of the Mortgage Loans contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable rate mortgage loan to a fixed rate mortgage loan;

          (pp) Each Mortgage Loan at the time of origination was underwritten in accordance with the credit underwriting guidelines of the Seller attached hereto as Exhibit D and, to the extent not
                                          ---------
                inconsistent therewith, generally accepted sub-prime credit underwriting guidelines;

          (qq) As of the Closing Date, the Seller shall have received neither actual nor constructive notice that either a Mortgage Loan will be paid in full (whether by virtue of a demand statement or otherwise) or that any Mortgagor has elected to convert the related Mortgage Loan into a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note;

          (rr) The Mortgage Note is not and has not been secured by any collateral except the lien of corresponding Mortgage on the Mortgaged Property;

          (ss) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor or (b) paid by any source other than the Mortgagor or contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (tt) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, or, to the best of Seller's knowledge, on the part of any other person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan; and

          (uu) Notwithstanding anything to the contrary contained in this Agreement, none of the Mortgage Loans have Escrow Accounts as of the Closing Date.

          SECTION 3.3  REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES.
                       -----------------------------------------------------
The representations and warranties set forth in Sections 3.1 and 3.2 shall
                                                --------------------
survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Furthermore, the absence of the Seller in either the chain of title or endorsement shall in no way limit the Purchaser's recourse against the Seller as provided in this Section 3.3 for a breach of one
                                                -----------
or more of the Seller's representations and warranties made herein. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of one or more of the Mortgage Loans or the Purchaser's interest therein, the party discovering such breach shall give prompt written notice to the other. Without in any way limiting the generality of the foregoing, if the first payment due to the Purchaser under the Mortgage Note is not received by the Purchaser, whether from the Mortgagor directly or forwarded by the Seller if the Mortgagor has submitted the payment to the Seller, by the last day of the month in which it is due, the Seller shall, at the Purchaser's option and not later than five (5) Business Days after receipt of notice of such breach from the Purchaser, repurchase such Mortgage Loan at the Repurchase Price.

          The Seller shall have a period of sixty (60) days from the earlier of the discovery of a breach or the receipt by the Purchaser of notice of a breach within which to correct or cure such breach. If any such breach cannot be corrected or cured within such sixty (60) day period, the Seller shall, at the Purchaser's option and not later than sixty (60) days after its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.1 and such breach cannot be cured within
                         -----------
sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.3 shall be
                                                     -----------
accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

          At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser or its custodian relating to such Mortgage Loan. The Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place.

          Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 3.1 or 3.2
                                                         -------------------
shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

          SECTION 3.4  INDEMNIFICATION OF THE PURCHASER.  In addition to the
                       --------------------------------
repurchase obligations set forth in Section 3.3, the Seller shall indemnify the
                                    -----------
Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from any claim, demand, defense or a material omission on the part of the Seller in receiving, processing, funding or servicing any Mortgage Loan, or from any assertion based on, grounded upon or resulting from a breach of any of the Seller's representations and warranties contained in this Article Ill. In addition to the obligations of the Seller set forth in this Article 111, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. Notwithstanding the foregoing, Seller shall not be liable for any special, consequential or punitive damages.

          SECTION 3.5  PREPAYMENT AND CONVERSION PROTECTION.  In the event that
                       ------------------------------------
any of the Mortgage Loans are (i) paid in full by the related Mortgagor or (ii) converted to a fixed-rate mortgage loan, in either case, on or prior to the Servicing Transfer Date, or (iii) subject to a breach of the representation set forth in Section 3.2(qq), the Seller shall, with respect to each such Mortgage
         ---------------
Loan, pay to the Purchaser, in addition to the unpaid principal balance plus accrued interest at the time of such payoff or conversion, the product of (a) the positive difference, if any, between the Purchase Price Percentage and 100%, times (b) the unpaid principal balance of such Mortgage Loan at the time such Mortgage Loan is paid in full or converted, as applicable.


                                  ARTICLE IV

                    INTERIM SERVICING OF THE MORTGAGE LOANS
                    ---------------------------------------


          SECTION 4.1  GENERAL.  The Mortgage Loans will be purchased by the
                       -------
Purchaser and sold by the Seller on a servicing-released basis and the purchase of the Mortgage Loans by the Purchaser shall, for all purposes, include all Servicing Rights relating thereto. From the Closing Date to the Servicing Transfer Date, the Seller shall interim service the Mortgage Loans in strict accordance with the terms of this Agreement and, to the extent not inconsistent herewith, the servicing standards of the Agencies. Without limiting the generality of the foregoing, the Seller shall not take, or fail to take, any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected. It is expressly understood by the Seller that, during the Interim Servicing Period, the Purchaser intends to market the Mortgage Loans for sale to a whole loan investor and, as such, the Seller agrees to comply with all reasonable requests of the Purchaser made prior to the Servicing Transfer Date in order to effectuate the foregoing including, without limitation, any request for information or documentation in connection with any Mortgage Loan which the Purchaser deems is necessary to carry out the foregoing.

          SECTION 4.2  REPORTING AND REMITTANCE.  Within five (5) Business Days
                       ------------------------
following the conclusion of each calendar month reporting and remittance cycle occurring during the Interim Servicing Period (each, a "Reporting Cycle"), if any, the Seller shall forward to the Purchaser with respect to the Mortgage Loans a full set of tapes or other computer or like records and a trial balance as of the end of each such Reporting Cycle, which tapes or computer records and trial balance shall include information relating to all payment and other activity on the Mortgage Loans. With respect to any payments of principal or interest (including all prepayments) received, or applied to any Mortgagor's account, by the Seller during the Interim Servicing Period (or prior to the Closing Date, if any such payments were not reflected in the calculation of the Purchaser Proceeds), the Seller shall remit to the Purchaser all such payments of principal and interest on the Mortgage Loans no later than the fifth (51/th/) day of the month following the conclusion of each Reporting Cycle and, with respect to the month in which the Servicing Transfer Date occurs, no later than the fifth (5/th/) Business Day thereafter. With respect to each Mortgage Loan for which an Escrow Account has been established for the payment of taxes, insurance and other similar payments, the Seller shall effect the termination of such Escrow Account on or prior to the Servicing Transfer Date and refund any positive balance therein to the related Mortgagor(s).


                                   ARTICLE V

                          TRANSFER OF SERVICING RIGHTS
                          ----------------------------

          SECTION 5.1  TRANSFER OF SERVICING.  The Seller agrees to act
                       ---------------------
reasonably, in good faith and in accordance with all applicable laws and regulations and to do all things necessary to effect the transfer of the Servicing Rights to the Purchaser on the Servicing Transfer Date including, without limitation, complying with all reasonable instructions provided by the Purchaser relating to the transfer of the Servicing Rights.

          SECTION 5.2  OBLIGATIONS OF THE SELLER PRIOR TO THE SERVICING TRANSFER
                       ---------------------------------------------------------
DATE. Without limiting the generality of Section 5.1, the Seller shall take, or
----                                     -----------
cause to be taken, the following actions with respect to the Mortgage Loans prior to the Servicing Transfer Date (or within such time as may otherwise be specified below) in order to effect the transfer of the Servicing Rights to the Purchaser on the Servicing Transfer Date:

          (a) Preliminary Test Tape.  On or prior to the Closing Date, the
              ---------------------
              Seller shall forward to the Purchaser a preliminary test tape or other computer or like records (including master file, escrow file, payee file, ARM master file, ARM history, all HMDA data required by the Agencies, etc.) containing all of the Mortgage Loans as of a date mutually agreed upon by the Seller and the Purchaser. The preliminary test tape or computer records shall include all field descriptions and record layouts;

          (b) Notice to Hazard Insurers.  The Seller shall inform by written
              -------------------------
              notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to the Purchaser's name. The Seller shall provide the Purchaser with a form of the notification letter and an officer's certification that all hazard insurance companies have been notified by an identical letter;

          (c) Notice to Mortgage Insurance Companies.  The Seller shall inform
              --------------------------------------
              by written notice all mortgage insurance companies providing any Primary Mortgage Insurance Policy of the change in insured's name on each such policy to the

              Purchaser's name. The Seller shall provide the Purchaser with a form of the notification letter and an officer's written certification that all such mortgage insurance companies have been notified by an identical letter;

          (d) Tax Service Contracts.  The Seller shall have obtained a life of
              ---------------------
              loan, transferable real estate tax service contract with a tax service company reasonably acceptable to the Purchaser on all of the Mortgage Loans and shall assign all such contracts to the Purchaser or, in the alternative, the Seller shall notify the
                        --
              Purchaser as to any Mortgage Loans for which it has not procured the requisite contract and shall pay to the Purchaser a fee of twenty-five dollars ($25.00) for each such Mortgage Loan;

          (e) Flood Certifications.  The Seller shall have obtained a life of
              --------------------
              loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Purchaser or, in
                                                                        --
              the alternative, the Seller shall notify the Purchaser as to any Mortgage Loans for which it has not procured the flood certification referenced above and shall pay to the Purchaser a fee of fifteen dollars ($15.00) for each such Mortgage Loan;

          (f) Notice to Mortgagors.  The Seller shall, no later than fifteen
              --------------------
              (15) days prior to the Servicing Transfer Date, inform in writing all Mortgagors of the change in servicer from the Seller to the Purchaser, all in accordance with applicable law. The Seller shall obtain the Purchaser's approval of the form of such notifications prior to their mailing. The Seller acknowledges that the Purchaser's review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Seller shall have the sole responsibility for such compliance. The Seller shall provide the Purchaser with a form of the notification letter and an officer's written certification that all Mortgagors have been notified by an identical letter;

          (g) Payment of Real Estate Taxes.  The Seller shall make or cause to
              ----------------------------
              be made all payments of all real estate taxes on the Mortgage Loans which (i) will be delinquent on or prior to the Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the Closing Date to receive a discount, or (iii) will be delinquent within thirty (30) days after the Closing Date. If tax bills have not been received by the Seller by the Servicing Transfer Date on any Mortgage Loans subject to this subsection, the Seller shall obtain and pay all tax bills subsequent to the Servicing Transfer Date and the Purchaser will promptly reimburse the Seller upon receipt from the Seller of documentation evidencing such payment. On non-impounded accounts, the Seller shall ensure that all taxes which would otherwise be delinquent by the Servicing Transfer Date, if not paid by such date, have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Seller shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Seller's failure to pay, or cause to be paid, any delinquent taxes or tax penalties outstanding as of the Servicing Transfer Date;

          (h) Payment of Insurance Premiums. The Seller shall pay all hazard and
              -----------------------------
              flood insurance and Primary Mortgage Insurance Policy premiums required to be paid prior to the Servicing Transfer Date or within thirty (30) days after the Closing Date on all impounded accounts relating to the Mortgage Loans and shall ensure that all premiums required to be paid prior to the Servicing Transfer Date by the Mortgagors on non-impounded accounts have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Seller shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Seller's failure to ensure that the related Mortgagor is maintaining adequate insurance coverage on the Mortgaged Property at all times prior to the Servicing Transfer Date in accordance with the terms of the any document contained in the Mortgage File or any applicable law or regulation including, without limitation, adequate flood insurance coverage for all Mortgaged Properties located within an "A" or N" flood hazard area; and

          (i) ARM Adjustments.  With respect to each adjustable rate Mortgage
              ---------------
              Loan whose index value for any Interest Adjustment Date is available on or prior to the Servicing Transfer Date, the Seller shall make all such adjustments and shall inform the related Mortgagors of such adjustments.

          SECTION 5.3  OBLIGATIONS OF THE SELLER AFTER THE SERVICING TRANSFER
                       ------------------------------------------------------
DATE. Without limiting the generality of Section 5.1, the Seller shall take, or
----                                     -----------
cause to be taken, the following actions with respect to the Mortgage Loans within three 3) Business Days following the Servicing Transfer Date (or within such time as may otherwise be specified below):

          (a) Tape.  The Seller shall furnish to the Purchaser all available
              ----
              computer or like records requested by the Purchaser reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans as of the Servicing Transfer Date (including, without limitation, (i) master file, (ii) escrow file, (iii) payee file, which includes comprehensive tax and insurance information identifying payee, payee address, next payment due date, next amount payable and policy number/parcel number, and
              (iv) ARM master file). Such records shall include magnetic tapes reflecting all computer files maintained on the Mortgage Loans and shall include hard copy trial balance reports as specifically requested by the Purchaser;

          (b) Mortgage File.  If the Seller has not already done so, the Seller
              -------------
              shall have forwarded a complete Mortgage File with respect to each Mortgage Loan;

          (c) Accounting Reports.  The Seller shall furnish to the Purchaser
              ------------------
              copies of all accounting reports relating to the Mortgage Loans as of the Servicing Transfer Date including, without limitation, a trial balance and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

          (d) Other Documentation.  The Seller shall provide the Purchaser any
              -------------------
              and all further documents reasonably required by the Purchaser in order to fully transfer to the Purchaser possession of all tangible evidence of the Servicing Rights and escrow, impound and trust funds transferred hereunder;.

          (e) Transfer of Escrow Funds and Other Proceeds.  The Seller shall
              -------------------------------------------
              transfer to the Purchaser, by wire transfer to the account designated by the Purchaser, an amount equal to the sum of (i) the Net Escrow Payments, (ii) all undistributed insurance loss draft funds, (iii) all unapplied funds received by the Seller, (iv) all unapplied interest an escrow balances accrued through the Servicing Transfer Date, (v) all buydown funds held by the Seller as of the Servicing Transfer Date, and (vi) all other amounts held by the Seller with respect to the Mortgage Loans as of the Servicing Transfer Date for which the Seller is not entitled to retain (collectively, the 'Escrow Proceeds'). Within five (5) Business Days following the Purchaser's receipt of the Escrow Proceeds, the Seller and the Purchaser shall resolve any discrepancies between the Seller's accounting statement and the Purchaser's Reconciliation with respect thereto. No later than ten
              (10) Business Days following the Servicing Transfer Date, the Seller or the Purchaser, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled; and

          (f) Mortgage Payments Received After Servicing Transfer Date.  The
              --------------------------------------------------------
              Seller shall promptly forward to the Purchaser any payment received by it after the Servicing Transfer Date with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, taxes, insurance, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Seller's lock box facility, in which case the Seller shall forward such payment in a form acceptable to the Purchaser. The Seller shall notify the Purchaser of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Purchaser.


                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------


          SECTION 6.1  NOTICES.  All demands, notices and communications
                       -------
required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

          (i)  if to the Seller:

               United PanAm Mortgage
               625 The City Drive
               Orange, CA 92868
               Attn: Mr. Blair Kenney

          (ii) if to the Purchaser:

               As provided by Purchaser in writing.

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          SECTION 6.2    INTENTION OF THE PARTIES. Pursuant to this Agreement,
                         ------------------------
the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or any other security. Accordingly, the Seller and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans and the Servicing Rights. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Servicing Rights and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

          SECTION 6.3  EXHIBITS.  The exhibits to this Agreement are hereby
                       --------
incorporated and made a part hereof and are an integral part of this Agreement.

          SECTION 6.4    GENERAL INTERPRETIVE PRINCIPLES. For purposes of this
                         -------------------------------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          SECTION 6.5  REPRODUCTION OF DOCUMENTS.  This Agreement and all
                       -------------------------
documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          SECTION 6.6  FURTHER AGREEMENTS.  The Seller shall execute and deliver
                       ------------------
to the Purchaser and the Purchaser shall execute and deliver to the Seller such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          SECTION 6.7  EXECUTION OF AGREEMENT.  This Agreement may be executed
                       ----------------------
simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement shall be deemed binding when executed by both the Purchaser and the Seller. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

          SECTION 6.8  SUCCESSORS AND ASSIGNS.  This Agreement shall bind and
                       ----------------------
inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller without the consent of the Purchaser. This Agreement may be assigned, pledged or hypothecated or otherwise transferred or encumbered by the Purchaser, in whole or part, without the consent of the Seller. If the Purchaser assigns all of its rights as the Purchaser hereunder relating to some or all of the Mortgage Loans, the assignee of the Purchaser, upon notification to the Seller, will become the "Purchaser" hereunder with respect to such Mortgage Loans assigned hereby.

          SECTION 6.9  SEVERABILITY CLAUSE.  Any part, provision, representation
                       -------------------
or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any relevant jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 6.10  COSTS.  The Purchaser shall pay any commissions due its
                        -----
salesmen and the legal fees and expenses of its attorneys and expenses of its custodian. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees, fees for title policy endorsements and continuations and the Seller's attorney's fees, shall be paid by the Seller.

          SECTION 6.11  ATTORNEYS' FEES.  If any claim, legal action or any
                        ---------------
arbitration or other proceeding is brought for the enforcement of this Agreement or because of a dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that claim, action or proceeding, in addition to any other relief to which such party may be entitled.

          SECTION 6.12  GOVERNING LAW.  This Agreement shall be governed by and
                        -------------
interpreted in accordance with the laws of the State of California applicable to agreements entered into and wholly performed within said jurisdiction.

          SECTION 6.13  SURVIVAL.  All covenants, agreements, representations
                        --------
and warranties made herein shall survive the execution and delivery of this Agreement.

          SECTION 6.14  ENTIRE AGREEMENT.  This Agreement the entire
                        ----------------
understanding between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that no employee, agent or other representative of the Seller or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both the parties hereto.

          SECTION 6.15  CONFIDENTIALITY.  The Seller and the Purchaser hereby
                        ---------------
acknowledge and agree that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party's consent except to the extent that it is appropriate for the Seller or the Purchaser to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

          SECTION 6.16  NO SOLICITATION.  From and after the Closing Date, the
                        ---------------
Seller agrees that for a period of five (5) years, it will not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Seller's behalf, to solicit in any manner whatsoever any Mortgagor to prepay, or refinance a Mortgage Loan. It is understood and agreed by the Seller and the Purchaser that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. The Seller shall use its best efforts to prevent the sale of the name of any Mortgagor to any person or entity. It is understood that promotions undertaken by the Seller or Seller's affiliate(s) which are directed to the general public at large (i.e., newspaper advertisements, radio or T.V. ads, etc.) and not specifically directed to any Mortgagor or any borrower identified in any Mortgage Loan shall not constitute a breach of the obligations set forth in this Section 6.16.

          SECTION 6.17  NON-CIRCUMVENTION.  The Seller and the Purchaser
                        -----------------
understand and agree that the Purchaser may introduce prospective buyers of the Mortgage Loans to the Seller, that, such buyers are customers of the Purchaser and that relationships of the Purchaser to such buyers are confidential. The Seller agrees with respect to a particular buyer of the Mortgage Loans, the Seller will not, for the purpose of buying and selling other mortgage loans communicate with or sell such other mortgage loans to such buyer unless such buyer is or has been independently introduced to the Seller or the Seller has had previous dealings (other than any transactions involving the Purchaser) with such buyer.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as first above written.

                                    COUNTRYWIDE HOME LOANS, INC.,
                                    the Seller


                                         /s/  Michael W. Schloessmann
                                    By _________________________________
                                       Michael W. Schloessmann
                                       Vice President


                                    PAN AMERICAN BANK, FSB
                                    as Seller

                                         /s/  Blair F. Kenney
                                    By ________________________________
                                       Name: Blair F. Kenney
                                       Title:   Senior Vice President

                                   EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                   (attached)